DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012 AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND FOR THE PERIOD FROM MAY 10, 2012 (INCEPTION) THROUGH JUNE 30, 2012 AND

FOR THE PERIOD FROM MAY 10, 2012 (INCEPTION) THROUGH JUNE 30, 2013

DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

Index to the Condensed Consolidated Interim Financial Statements

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012 AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND FOR THE PERIOD FROM MAY 10, 2012 (INCEPTION) THROUGH JUNE 30, 2012 AND

FOR THE PERIOD FROM MAY 10, 2012 (INCEPTION) THROUGH JUNE 30, 2013

Page

Condensed Consolidated Interim Financial Statements

Condensed Consolidated Interim Balance Sheets	3

Condensed Consolidated Interim Statements of Operations	4

Condensed Consolidated Interim Statements of Cash Flows	5

Notes to the Condensed Consolidated Interim Financial Statements	6-16

DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

(A Development Stage Company)

CONDENSED CONSOLIDATED BALANCE SHEETS

($ IN THOUSANDS)

	June 30, 2013	December 31, 2012
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$6,559	$10,031
Investments at fair value	503	423
Total current assets	7,062	10,454

Deposits and non-current assets	9	1
Investments	250	-
Intangible assets, net of accumulated amortization of $424 and $207 respectively	1,751	1,968
Total non-current assets	2,010	1,969
Total assets	$9,072	$12,423

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$301	$213
Senior notes payable - related parties, net of deferred debt discount of $0 and $848, respectively	-	2,590
Total liabilities	301	2,803

Stockholders' Equity:
Series A preferred stock - 27,225,000 shares authorized; par value $0.00001 per share; 17,913,727 and 17,913,727 shares issued and outstanding, respectively	2	2
Common stock - 100,000,000 shares authorized; par value $0.00001 per share; 18,150,543 and 13,864,825 shares issued and outstanding, respectively	1	1
Additional paid-in capital	20,561	18,623
Deficit accumulated during the development stage	(11,793)	(9,006)
Total stockholders' equity	8,771	9,620

Total liabilities and stockholders' equity	$9,072	$12,423

The accompanying notes are an integral part of the condensed consolidated financial statements.

3

DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

($ IN THOUSANDS)

	Six Months Ended June 30, 2013	Period from May 10, 2012 (inception) through June 30, 2012	Period from May 10, 2012 (inception) through June 30, 2013

Revenue	$28	$-	$28

Operating expenses:
Officer's compensation	799	8	1,550
Legal and professional fees	723	165	2,374
General and administrative	315	-	476
Amortization	217	-	424
Loss from operations	2,026	173	4,796

Other (income) expenses:
Interest income	(7)	-	(7)
Interest and financing expenses	848	30	1,455
Unrealized (gain) loss on investment	(80)	-	220
Change in fair value of warrant liability	-	9	5,329
Total other expenses	761	39	6,997
			-
Net loss	$(2,787)	$(212)	$(11,793)

The accompanying notes are an integral part of the condensed consolidated financial statements.

4

DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

($ IN THOUSANDS)

	Six Months Ended June 30, 2013	Period from May 10, 2012 (inception) through June 30, 2012	Period from May 10, 2012 (inception) through June 30, 2013
Cash flow used in operating activities
Net loss	$(2,787)	$(212)	$(11,793)
Stock based compensation	445	-	650
Unrealized (gain) loss on investments	(80)	-	220
Amortization - intangibles	217	-	424
Accretion of note discount	848	30	1,442
Change in fair value of warrant liability	-	9	5,329
Changes in operating assets and liabilities
Increase in other assets	(8)	-	(9)
Increase in accounts payable and accrued expenses	88	173	301
Net cash used in operating activities	(1,277)	-	(3,436)
			-
Cash flow used in investing activities
Investments	(250)	-	(973)
Acquisition of intangible assets	-	-	(2,175)
Net cash used in investing activities	(250)	-	(3,148)

Cash flow used in by financing activities
Proceeds from issuance of senior notes and common shares to related parties	-	3,627	4,377
Proceeds from exercise of warrants	-	-	5,625
Net proceeds from issuance of shares of common stock	-	-	5,086
Repayment of notes payable	(3,438)	-	(3,438)
Net proceeds from issuance of shares of common stock in connection with a rights offering	1,493	-	1,493
Net cash (used in) provided by financing activities	(1,945)	3,627	13,143

Net (decrease) increase in cash and cash equivalent	(3,472)	3,627	6,559
Cash and cash equivalent at the beginning of the period	10,031	-	-
Cash and cash equivalent at the end of the period	$6,559	$3,627	$6,559

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	$(6)	$-	$(6)
Non-Cash investing and financing activities:
Liability - Patents	$-	$45	$45
Conversion of senior notes into shares of common stock	$-	$-	$937
Reclassification of warrant liability upon exercise of warrants	$-	$-	$5,625

The accompanying notes are an integral part of the condensed consolidated financial statements.

5

DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS

Organization & Business Activities

DSS Technology Management, Inc. (“LTG” or “the Company” or the “Parent”), was incorporated as a Delaware corporation on May 10, 2012 under the name Snip Inc. On September 10, 2012, Snip Inc. changed its name to Lexington Technology Group, Inc. On July 1, 2013, LTG changed its name to DSS Technology Management, Inc. LTG is a holding company that owns 100% of the membership interests of Bascom Research, LLC (“Bascom”). Bascom was incorporated in Virginia on June 6, 2012 under the name of Bascom Linking Intellectual Property, LLC, for the purpose of acquiring and/or developing patented technologies and intellectual property. On August 29, 2012, Bascom Linking Intellectual Property, LLC changed its name to Bascom Research, LLC. LTG and its wholly-owned subsidiary Bascom are herein collectively referred to as the “Company”.

LTG is a development stage company that has minimal revenues to date. LTG’s strategic objective is to maximize, for inventors and investors, the economic benefits of intellectual property assets. LTG’s business model is to leverage the extensive background and expertise of its management and advisors to acquire or internally develop patented technology or intellectual property assets (or interests therein), and to then monetize these assets for the benefit of its stockholders and the developers of the acquired technology through a variety of value-enhancing initiatives, including, but not limited to, investment in the development and commercialization of patented technologies, licensing, strategic partnerships and commercial litigation.

Completion of Merger with LTG

On July 1, 2013 (the “Closing Date”), DSSIP, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Documents Security Systems, Inc. (“DSS”) merged with and into LTG, pursuant to the terms and conditions of the previously announced Agreement and Plan of Merger, dated as of October 1, 2012 (as amended, the “Merger Agreement”), by and among DSS, LTG, Merger Sub and Hudson Bay Master Fund Ltd. (“Hudson Bay”), as representative of LTG’s stockholders (the “Merger”). Effective on July 1, 2013, as a result of the Merger, LTG became a wholly-owned subsidiary of DSS. In connection with the Merger, DSS issued on the Closing Date, its securities to LTG’s stockholders in exchange for the capital stock owned by LTG’s stockholders, as follows (the “Merger Consideration”): (i) an aggregate of 16,558,387 shares of DSS’s common stock, par value $0.02 per share (the “Common Stock”) ; (ii) 7,100,000 shares of DSS’s Common Stock to be held in escrow pursuant to an escrow agreement, dated July 1, 2013, entered into by and among DSS, Hudson Bay and American Stock Transfer & Trust Company, LLC, as escrow agent (the “Escrow Agreement”); (iii) warrants to purchase up to an aggregate of 4,859,894 shares of DSS’s Common Stock, at an exercise price of $4.80 per share and expiring on July 1, 2018; and (iv) warrants to purchase up to an aggregate of 3,432,170 shares of DSS Common Stock, at an exercise price of $0.02 per share and expiring on July 1, 2023 (the “$.02 Warrants”), to LTG’s preferred stockholders that would beneficially own more than 9.99% of the shares of DSS’s Common Stock as a result of the Merger (the “Beneficial Ownership Condition”). In addition, DSS assumed options to purchase an aggregate of 2,000,000 shares of DSS’s Common Stock at an exercise price of $3.00 per share, in exchange for 3,600,000 outstanding and unexercised stock options to purchase shares of LTG’s common stock. In addition, DSS issued an aggregate of 786,678 shares of Common Stock to Palladium Capital Advisors, LLC as compensation for their services in connection with the transactions contemplated by the Merger Agreement. Of those shares issued to Palladium Capital Advisors, LLC, 400,000 are currently being held in escrow pursuant to the same terms and conditions as those set forth in the Escrow Agreement.

As a result of the consummation of the Merger, as of the Closing Date, the former stockholders of LTG own approximately 51% of the outstanding common stock of the combined company and the stockholders of DSS own approximately 49% of the outstanding common stock of the combined company.

Pursuant to the Escrow Agreement, the shares of DSS’s Common Stock deposited in the escrow account will be released to the holders of the LTG common stock (pro rata on a fully-diluted basis as of the effective time of the Merger) if and when the closing price per share of DSS Common Stock exceeds $5.00 per share (as adjusted for stock splits, stock dividends and similar events) for 40 trading days within a continuous 90 trading day period following the closing of the Merger. If within one year following the closing of the Merger, such threshold is not achieved, the shares of DSS’s Common Stock held in escrow shall be cancelled and returned to the treasury of DSS. LTG stockholders will have voting rights with respect to DSS’s shares owned by such stockholders and held in escrow for one year following the closing of the Merger even though such shares may be cancelled and returned to the treasury of DSS if the condition for release of the shares held in escrow is not met.

6

DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

If after one year, the shares held in escrow are cancelled because the conditions discussed above were not met, the former stockholders of LTG are expected to own approximately 45% of the outstanding common stock of the combined company and the stockholders of DSS are expected to own approximately 55% of the outstanding common stock of the combined company (without taking into account any shares of DSS’s Common Stock held by LTG’s stockholders prior to the completion of the Merger, and excluding the exercise of any options and warrants).

The transaction will be accounted for as a business combination in accordance with the Business Combination Topic of the FASB ASC 805. Under the guidance, the assets and liabilities of the acquired business, LTG, are recorded at their fair value at the date of acquisition. The excess of the purchase price over the estimated fair values is recorded as goodwill, if any. If the fair value of the assets acquired exceeds the purchase price and the liabilities assumed, then a gain on acquisition is recorded.

Six Months Ended 2013 Activity

In February 2013, the Company repaid the outstanding balance of senior notes and accrued interest, in accordance with their original terms, totaling $3.4 million.

In March 2013, LTG made a strategic investment in VirtualAgility, a developer of programming platforms that facilitate the creation of business applications without programming or coding. The investment by LTG involves a non-recourse note against the proceeds derived from the patent portfolio owned by VirtualAgility, plus an equity stake of 1/8 of 7% of the outstanding common stock of VirtualAgility, for $250,000 cash, plus options to make seven additional quarterly investments of $250,000 apiece, for a total investment of up to $2 million cash. If LTG exercised all of such options, it would have invested an aggregate of $2 million and, based on the current capitalization of VirtualAgility, would own approximately 7% of the outstanding common stock of VirtualAgility.

Change in Year End

On December 31, 2012, LTG’s Board of Directors approved a change in the Company’s fiscal reporting year to a December 31st calendar year end from a June 30th fiscal year end. Accordingly, financial information presented in this report is as of and for the six months ended June 30, 2013.

Basis of Presentation

The accompanying unaudited condensed consolidated interim financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2012. The year-end balance sheet data was derived from audited consolidated financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America (“GAAP”). All normal recurring adjustments which are necessary for the fair presentation of the results for the interim periods are reflected herein. Operating results for the six month periods ended June 30, 2013 and the period from May 10, 2012 (inception) though June 30, 2012 are not necessarily indicative of results to be expected for a full year.

7

DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

NOTE 2 — LIQUIDITY AND MANAGEMENT’S BUSINESS PLANS

The business will require significant amounts of capital to sustain operations and make the investments it needs to execute its longer term business plan. The Company has cash of approximately $6.6 million and net working capital of approximately $6.8 million at June 30, 2013. The Company’s cash and working capital amounts were derived from the proceeds of an initial financing transaction in which it raised aggregate proceeds of approximately $3.6 million through the issuance of senior notes, common stock and common stock purchase warrants to founding stockholders, proceeds of approximately $5.6 million from the exercise of warrants by the investors and net proceeds of approximately $5.1 million from the private placement of shares of Company’s common stock. The Company’s net losses for the period of May 10, 2012 (inception) through June 30, 2012, for the six months ended June 30, 2013 and for the period of May 10, 2012 (inception) through June 30, 2013 were approximately $0.2 million, $2.8 million and $11.8 million, respectively, and the deficit accumulated by the Company since inception amounts to approximately $11.8 million. During the six month period ended June 30, 2013, the Company used approximately $3.4 million of its available funds to repay the outstanding balance of its senior notes and accrued interest.

In order to monetize the patent assets LTG acquired from Thomas Bascom, LTG has commenced legal proceedings against five companies, including Facebook, Inc. and LinkedIn Corporation, pursuant to which LTG alleges that such companies infringe on one or more of LTG’s patents.  LTG’s viability is dependent on the outcome of this litigation, and there is a risk that LTG may be unable to achieve the results it desires from such litigation, which failure would significantly harm LTG’s business. In addition, the defendants in this litigation are much larger than LTG and have substantially more resources than LTG does, which could make LTG’s litigation efforts more difficult.

LTG anticipates that these legal proceedings may continue for several years and may require significant expenditures for legal fees and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, LTG may be forced to litigate against others to enforce or defend LTG’s intellectual property rights or to determine the validity and scope of other parties’ proprietary rights. The defendants or other third parties involved in the lawsuits in which LTG is involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or counterclaims are successful, they may have a material adverse effect on the value of the patents and preclude LTG’s ability to derive licensing revenue from the patents, or any revenue.

Therefore, a negative outcome of any such litigation, or one or more claims contained within any such Litigation, could materially and adversely impact LTG’s business. Additionally, LTG anticipates that its legal fees and other expenses will be material and will negatively impact LTG’s financial condition and results of operations and may result in its inability to continue its business. LTG estimates that its legal fees over the next twelve months will be approximately $2,000,000. Expenses thereafter are dependent on the outcome of the litigation; in the event the case is appealed, legal fees over the course of the subsequent twelve months would be approximately $2,000,000. The costs of enforcing LTG’s patent rights may exceed its recoveries from such enforcement activities. In addition, the primary law firm being utilized by LTG for such litigation would be entitled to a certain percentage of any recoveries from the litigation or licensing of the patents. The inventor of the patents is likewise entitled to a percentage of such recoveries, as is IP Navigation Group, the intellectual property consulting firm engaged by LTG in connection with its efforts to acquire and monetize this portfolio of patents. Accordingly, in order for LTG to generate a profit from its patent enforcement and monetization activities, the revenues from such enforcement and monetization activities must be high enough to offset both the cash outlays and the contingent fees payable from such revenues. LTG’s failure to monetize its patent assets would significantly harm its business.

LTG will receive between 60 to 65% of the total consideration (including cash payments, equity, assets, or any other form of consideration) received from any license, settlement, judgment or other award relating to the Bascom Research patents. For all consideration earned outside of litigation, LTG will receive 65% of the total consideration with the other 35% paid to three other parties (the “Monetization Partners”): (i) Kramer Levin Naftalis & Frankel, LLP (“Kramer Levin”), which firm is national counsel for Bascom Research; (ii) IP Navigation, LLC (“IP Navigation”), which is the monetization advisor for Bascom Research; and (iii) Thomas Bascom, the inventor of the Bascom Research patents. For all consideration earned within litigation but prior to the empanelment of a Jury, LTG will earn 60% of the total consideration with the other 40% paid to the Monetization Partners. For all consideration earned within litigation and after the empanelment of a jury, LTG will earn 65% of the total consideration with the other 35% paid to the Monetization Partners. Of such amounts to be paid to the Monetization Partners, LTG will pay 10% of the total consideration to Thomas Bascom pursuant to the Patent Purchase Agreement between LTG and Mr. Bascom and the remainder of such consideration shall be apportioned among Kramer Levin and IP Navigation, the service providers to LTG. LTG is not obligated to use IP Navigation with respect to any patent portfolio other than the Bascom Portfolio and LTG is free to not use IP Navigation’s services in connection with the Bascom Portfolio, provided, however, that IP Navigation will remain entitled to its share of the total consideration generated by the Bascom Portfolio unless IP Navigation materially breaches its agreement with LTG.

8

DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

NOTE 3 — SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of LTG and its wholly-owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers financial instruments with maturities of less than three months when purchased to be cash equivalents. There are no cash equivalents as of the balance sheet date.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Key accounting estimates include the assumptions used to calculate the fair values of securities issued in the financing transaction.

Development Stage Reporting

The Company is a development stage enterprise as defined in Accounting Standards Codification (“ASC”) 915 “Development Stage Entities” (“ASC 915”). The Company is currently attempting to raise additional funds it would use to purchase intellectual properties and implement its operating plan. Accordingly, the Company has not yet commenced its fully planned operations. The Company is subject to all of the risks and uncertainties that are typical in the life-cycle stage of its business. There is no assurance that the Company will be successful in its efforts to commence its fully planned operations or that the commencement will actually result in the realization of its business objectives.

Intangible Assets

The Company accounts for purchases of intangible assets in accordance with the provisions of ASC 350 “Intangibles” (“ASC 350”) and ASC 360 “Fixed Assets” (“ASC 360”). The useful lives of intangible assets are determined at the date of purchase and are periodically evaluated for reasonableness. The assets will be tested for impairment at least annually, if determined to have an indefinite life, or whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable. Costs to investigate potential purchases of intangible assets will be treated as expense when incurred, until or unless the purchase of the respective assets will be deemed viable, after which time the costs to further investigate and purchase the assets will be capitalized. Subsequent to purchase, legal and associated costs incurred in prosecuting alleged infringements of the patents will be recognized as expense when incurred.

9

DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

Concentrations of Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash. At times, the Company’s cash balances may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits. As of June 30, 2013, the Company had cash and cash equivalent balances of approximately $6.3 million in excess of the federally insured limit of $250,000. All of the Company's cash in banks at June 30, 2013 was deposited in non-interest bearing checking accounts.

Common Stock Purchase Warrants

The Company accounts for the issuance of common stock purchase warrants issued in connection with capital financing transactions in accordance with the provisions of ASC 815 “Derivatives and Hedging” (“ASC 815”). The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement, or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company), or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company also classifies as liabilities, any contracts that contain variable settlement provisions that cannot be measured as explicit or implicit inputs in a standard option pricing model.

Fair Value Measurement

The Company adopted Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying amounts reported in the balance sheet for cash, prepaid expenses, accounts payable, and accrued expenses approximate their estimated fair value based on the short-term maturity of these instruments. The carrying amount of the notes payable at June 30, 2013, approximate their respective fair value based on the Company’s incremental borrowing rate. As described in Note 5, the Company measured the fair value of the warrant liability using the Binomial Lattice option pricing model, which requires the use of significant assumptions. Accordingly, the warrant liability is classified in level 3 of the valuation hierarchy.

In addition, FASB ASC 825-10-25 “Fair Value Option” was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

10

DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

The following table provides the assets and liabilities at fair value measured as of June 30, 2013 and December 31, 2012 (in thousands):

	Fair value measured at June 30, 2013
	Total carrying value at June 30, 2013	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Cash	$6,559	$6,559	$—	$—
Investment in Restricted common stk.	$503	$503	$—	$—
Investments in Private entity	$250	$—		$250

	Fair value measured at December 31, 2012
	Total carrying value at December 31, 2012	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Cash	$10,031	$10,031	$—	$—
Investment in Restricted common stk.	$423		$423

The table below provides a reconciliation of the beginning and ending balances for the liabilities measured using fair value determined with significant unobservable inputs (Level 3).

Balance – May 10, 2012 (inception)	$-
Warrant liability recognized on June 12, 2012	243
Change in fair value of warrant liability on June 30, 2012	9
Balance – June 30, 2012	252
Warrant liability recognized on July 26, 2012	53
Change in fair value of warrant liability on August 9, 2012	5,320
Reclassification of warrant liability on August 9, 2012	(5,625)
Balance – December 31, 2012	$-

Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

The Company accounts for uncertain tax positions in accordance with ASC 740, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of June 30, 2013 and December 31, 2012. The Company does not expect any significant changes in the unrecognized tax benefits within twelve months of the reporting date.

Interest costs and penalties related to income taxes are classified as interest expense and selling, general and administrative costs, respectively, in the Company's consolidated financial statements. For the period from May 10, 2012 (inception) to June 30, 2013, the Company did not recognize any interest or penalties related to income taxes. The Company will file income tax returns in the U.S. federal jurisdiction and states in which it does business. These tax returns will be subject to examination by tax authorities for three years from the date the returns are filed.

11

DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

Stock-Based Compensation

The Company measures its compensation cost for all stock-based awards at fair value on the date of grant, taking into account any post vesting selling restrictions, and recognizes the compensation expense over the requisite service period pursuant to the provisions of ASC Topic 718, Compensation — Stock Compensation. Expenses associated with such grants are generally recognized on a straight-line basis over the requisite service period, net of estimated forfeitures. Deferred stock based compensation costs with respect to shares of restricted stock and stock options granted are presented as part of additional paid in capital.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a significant effect to the accompanying consolidated financial statements.

Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through the date these consolidated financial statements were issued, require potential adjustment to or disclosure in the consolidated financial statements and has concluded that no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements.

NOTE 4 – INTANGIBLE ASSETS

Intangible assets consisted of the following (in thousands):

Intangible Assets
	June 30, 2013	December 31, 2012
Patents	2,175	2,175
Accumulated amortization	(424)	(207)
	$1,751	$1,968

Amortization expense for the six months ended June 30, 2013, June 30, 2012 and for the period of May 10, 2012 (inception) through June 30, 2013 was approximately $0.2 million, $0 and $0.4 million, respectively.

12

DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

NOTE 5 — DEBT REPAYMENT

Note Debt Discount and Interest

During June 2012 and July 2012, the Company received $4,375,000 in Senior Notes (“Notes”). In September 2012, the Company converted $937,188 of the Notes into 625,136 shares of common stock at $1.50 per share. The contractual interest expense on the remaining balance of the Notes was immaterial for the period of May 10, 2012 (inception) through June 30, 2013. Accretion recorded as a component of interest expense amounted to approximately $1.4 million for the period of May 10, 2012 (inception) through June 30, 2013 and approximately $0.6 million for the year ended December 31, 2012.

In February 2013, the Company repaid the outstanding balance of Notes, in accordance with their original terms, of $3,431,000 and accrued interest of $6,153 for an aggregate of approximately $3,438,000.

NOTE 6 — COMMON STOCK

Common Stock

The authorized common stock of the Company consists of 100,000,000 shares of common stock with par value of $0.0001.

The voting, dividend and liquidation rights of the holders of the common stock are subject to and qualified by the rights of the holders of the preferred stock of any series. The holders of common stock are entitled to one vote for each share held at all the meetings of stockholders. Upon the dissolution or liquidation of the Company, holders of common stock will be entitled to receive ratably all the assets of the Company available for distribution, subject to any preferential rights of any then outstanding preferred stock.

On August 9, 2012 all 7,500,000 outstanding Note Warrants were exercised at a price of $0.75 each for a total of $5,625,000. The Company issued 4,114,287 shares of Series A Preferred Stock and 3,385,713 shares of common stock upon the exercise of warrants.

On August 16, 2012, the Company sold 3,651,316 shares of common stock in a private placement to certain investors for $1.50 per share for gross proceeds of approximately $5,477,000 before selling commissions of approximately $391,000.

13

DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

Preferred Stock

On July 13, 2012 the Company filed a Certificate of Designation with the Secretary of State of Delaware to authorize the issuance of up to 29,000,000 shares (27,225,000 authorized for Series A) of preferred stock, par value $0.0001 which have been designated as Series A Preferred Stock with such rights and preferences designated in the Company’s Certificate of Designation (the “Series A Preferred Stock”). In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, and after provision for payment of all debts and liabilities of the Company in accordance with the Delaware General Corporation Law, any remaining assets of the Company shall be distributed pro rata to the holders of common stock and the holders of Series A Preferred Stock as if the Series A Preferred Stock had been converted into shares of common stock.

On July 16, 2012, the Company entered into an exchange agreement whereby the Company offered to all of its stockholders a right to exchange up to 99% of their shares of common stock for the same number of shares of Series A Preferred Stock, $0.0001 par value and gave the holders of its warrants the right to elect to exchange the common stock underlying such warrants for Series A Preferred Stock. On the same date common stock holders exchanged 13,799,440 shares of $0.0001 par value common stock into 13,799,440 shares of Series A Preferred Stock with a par value of $0.0001 per share. The exchange did not have any impact on the Company’s consolidated financial statements as the benefit of exchanging the common for the preferred is nominal.

The holders of Series A Preferred Stock will be entitled to vote together with the holders of the common stock and as a single class on all matters submitted for a vote of holders of common stock. When voting together with the holders of common stock, each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as will equal the number of shares of common stock into which each share of such Series A Preferred Stock is then convertible. In the event of any liquidation, dissolution, or winding up of the Company and after provision for payment of all debts and liabilities of the Company, any remaining assets of the Company shall be distributed pro rata to the holders of common stock and the holders of Series A Preferred Stock as if the Series A Preferred Stock had been converted into shares of common stock.

Rights Offering

On February 1, 2013, LTG completed the sale of 4,285,718 shares of its common stock at a purchase price of $0.35 per share to certain of its existing stockholders, who elected to participate in an offering, conducted by LTG to its entire existing stockholders, for aggregate gross proceeds of approximately $1.5 million.

NOTE 7 — INVESTMENTS

Concurrently with the execution of the Merger Agreement, on October 1, 2012, DSS entered into subscription agreements with certain accredited investors, pursuant to which DSS agreed to issue and sell to such investors in a private placement an aggregate of 833,651 shares of its common stock, at a purchase price of $3.30 per share, for an aggregate purchase price of $2,751,048 (the “Private Placement”). The Private Placement was completed on October 1, 2012. LTG participated in the private placement and purchased an aggregate of 218,675 shares of DSS common stock, at a purchase price of $3.30 per share, for an aggregate purchase price of approximately $0.7 million.

LTG adopted the fair value option because the investment in DSS is a recognized financial asset. LTG recorded this investment at fair value with the change in fair value recorded through earnings. LTG measured its investment in DSS at fair value, taking into account any selling restrictions. From October 1, 2012 through June 30, 2013, the Company recorded a $0.2 million unrealized loss. For the six months ended June 30, 2013, the Company recorded a $0.1 million unrealized gain. As of June 30, 2013 and December 31, 2012, the fair value of its investment in DSS amounted to $0.5 million and $0.4 million, respectively.

In March 2013, LTG made a strategic investment in VirtualAgility, a developer of programming platforms that facilitate the creation of business applications without programming or coding. The investment by LTG involves a non-recourse note against the proceeds derived from the patent portfolio owned by VirtualAgility, plus an equity stake of 1/8 of 7% of the outstanding common stock of VirtualAgility, for $250,000 cash, plus options to make seven additional quarterly investments of $250,000 apiece, for a total investment of up to $2 million in cash. If LTG exercises all of such options, it will have invested an aggregate of $2 million and, based on the current capitalization of virtual Agility, would own approximately 7% of the outstanding common stock of VirtualAgility. LTG recorded its investment in VirtualAgility at fair value which approximates its cost basis.

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DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

NOTE 8 — STOCK BASED COMPENSATION

On November 20, 2012 LTG granted 200,000 shares of restricted common stock, of which 100,000 shares vested immediately and 100,000 shares vest in February 2013. LTG also granted on November 20, 2012 non-statutory options to purchase up to 3,600,000 shares of its common stock, at an exercise price of $1.67 per share and a contractual term of ten years.

The Company recorded stock-based compensation of $0.4 million for the six months ended June 30, 2013. The unamortized deferred stock-based compensation balance as of June 30, 2013 was $1.8 million and will be fully amortized through 2015.

The Company estimates the fair value of stock option grants using a Black-Scholes option pricing model. In applying this model, the Company uses the following assumptions:

•	Risk-Free Interest Rate: The Company determined the risk-free interest rate equivalent to the expected term based on the U.S. Treasury constant maturity rate.

•	Expected Volatility: The Company determined its future stock price volatility based on the average historical stock price volatility of comparable peer companies.

•	Expected Term: Due to the limited exercise history of the Company’s stock options, the Company determined the expected term based on the stratification of employee groups and the expected effect of events that have indications on future exercise activity. Expected life for options granted to employees uses the Simplified Method, while option granted to non-employees uses an expected term equal to the life of the contract.
•	Expected Dividend Rate: The Company has not paid and does not anticipate paying any cash dividends in the near future.

The fair value of each option award was estimated on the grant date using the Black Scholes option-pricing model and expensed under the straight line method. The following assumptions were used:

2012
Exercise price	$1.67
Expected stock price volatility	77%
Risk free rate of interest	0.05%
Expected life of options	6.5 years

A summary of stock options outstanding as of June 30, 2013 is as follows:

Stock Options	Number of Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at June 30, 2012	-	$-	$-	-	$-
Issuance of stock options	3,600,000	1.67	0.64	9.9 years	$-
Outstanding at December 31, 2012	3,600,000	$1.67	$0.64	9.9 years	$-
Issuance of stock options	-	-	-	-	$-
Outstanding at June 30, 2013	3,600,000	$1.67	$0.64	9.4 years	$-

As of June 30, 2013, 600,000 stock options were unvested and 3,000,000 were vested.

As of December 31, 2012, 300,000 stock options were unvested and 3,300,000 were vested.

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DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

The following tables detail the activity of restricted stock:

Restricted Stock

	Shares		Weighted Average Grant Date Fair Value per Share
	Future Service Required	No Future Service Required	Future Service Required	No Future Service Required
Balance at June 30, 2012	-	-	$-	$-
Granted	-	200,000	$-	$1.08
Balance at December 31, 2012	-	200,000	$-	$1.08
Granted	-	-	$-	$-
Balance at June 30, 2013	-	200,000	$-	$1.08

NOTE 9 — COMMITMENTS

Peter Hardigan Employment Agreement

On November 20, 2012, LTG entered into an amended employment agreement with Peter Hardigan (the “Amended Hardigan Agreement”). The Amended Hardigan Agreement expressly supersedes the terms of the previous employment agreement, dated August 7, 2012, between LTG and Mr. Hardigan. The Amended Hardigan Agreement has an initial term of one year, commencing on August 1, 2012, and is automatically renewable for additional consecutive one year terms, unless at least ninety days written notice is given by either LTG or Mr. Hardigan prior to the commencement of the next renewal term. The Amended Hardigan Agreement provides for an annual base salary of $250,000, effective August 1, 2012 and an annual discretionary bonus based upon Mr. Hardigan’s and LTG’s achievement of annual performance objectives, as determined by the board of directors.

Upon commencement of the Amended Hardigan Agreement, LTG will grant to Mr. Hardigan 100,000 shares of its common stock, vesting immediately. LTG will also grant to Mr. Hardigan a non-statutory option to purchase up to 1,800,000 shares of its common stock, at an exercise price of $1.67 per share. One half of the option shall vest in 12 equal quarterly tranches, with the first tranche having vested as of November 15, 2012, and the remaining tranches vesting on each of February 15, May 15, August 15, and November 15 thereafter through August 15, 2015. Vesting of the remaining one half of the option shall not commence unless and until the Merger is completed. Following the completion of the Merger, the remaining one half of the options shall vest in 12 equal tranches, with a tranche to vest on the last day of each calendar quarter commencing on the last day of the calendar quarter in which the Merger is completed. The Amended Hardigan Agreement also provides for Mr. Hardigan’s participation in all benefit programs LTG establishes and makes available to its executive employees, and for reimbursement to Mr. Hardigan for reasonable travel, entertainment, mileage and other business expenses.

The Amended Hardigan Agreement is terminable by LTG for cause or upon thirty days prior written notice without cause, and terminable at Mr. Hardigan’s election upon thirty days prior written notice. If LTG terminates Mr. Hardigan without cause, then LTG will pay Mr. Hardigan: (i) a lump sum amount equal to his base salary for the balance of the then-remaining term of the Amended Hardigan Agreement, but no less than six months’ base salary, (ii) LTG’s share of the cost of health insurance coverage pursuant to COBRA for the then-remaining term of the Amended Hardigan Agreement and (iii) reimbursement of business expenses incurred by Mr. Hardigan prior to termination. The Amended Hardigan Agreement also includes certain confidentiality, non-compete and non-solicitation provisions effective for a period of twelve months following the termination of Mr. Hardigan’s employment with LTG.

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DSS TECHNOLOGY MANAGEMENT, INC. AND SUBSIDIARY

(A Development Stage Company)

Notes to Consolidated Financial Statements

Jeffrey Ronaldi Employment Agreement

On November 20, 2012, LTG entered into an employment agreement with Jeffrey Ronaldi, LTG’s Chief Executive Officer (the “Ronaldi Agreement”). The Ronaldi Agreement has an initial term of three years, commencing on November 9, 2012, and is automatically renewable for additional consecutive one year terms, unless at least ninety days written notice is given by either LTG or Mr. Ronaldi prior to the commencement of the next renewal term. The Ronaldi Agreement provides for an annual base salary of $350,000, effective November 9, 2012 and an annual discretionary bonus based upon Mr. Ronaldi’s and LTG’s achievement of annual performance objectives, as determined by the board of directors.

Upon commencement of the Ronaldi Agreement, LTG will grant to Mr. Ronaldi 100,000 shares of its common stock, vesting immediately. LTG will also grant to Mr. Ronaldi a non-statutory option to purchase up to 1,800,000 shares of its common stock, at an exercise price of $1.67 per share. One half of the option shall vest in 12 equal quarterly tranches, beginning February 15, 2013 and on each May 15, August 15, November 15 and February 15 thereafter through November 15, 2015. Vesting of the remaining one half of the option shall not commence unless and until the Merger is completed. Following the completion of the Merger, the remaining one half of the options shall vest in 12 equal tranches, with a tranche to vest on the last day of each calendar quarter commencing on the last day of the calendar quarter in which the Merger is completed. The Ronaldi Agreement also provides for Mr. Ronaldi’s participation in all benefit programs LTG establishes and makes available to its executive employees, and for reimbursement to Mr. Ronaldi for reasonable travel, entertainment, mileage and other business expenses. The Ronaldi Agreement is terminable by LTG for cause or upon thirty days prior written notice without cause, and terminable at Mr. Ronaldi’s election upon thirty days prior written notice. If LTG terminates Mr. Ronaldi without cause, then LTG will pay Mr. Ronaldi: (i) a lump sum amount equal to his base salary for the balance of the then-remaining term of the Ronaldi Agreement, but no less than six months’ base salary (ii) LTG’s share of the cost of health insurance coverage pursuant to COBRA for the then-remaining term of the Ronaldi Agreement and (iii) reimbursement of business expenses incurred by Mr. Ronaldi prior to termination. The Ronaldi Agreement also includes certain confidentiality, non-compete and non-solicitation provisions effective for a period of twelve months following the termination of Mr. Ronaldi’s employment with LTG.

NOTE 10 — SUBSEQUENT EVENTS

Completion of Merger with LTG

On July 1, 2013 (the “Closing Date”), DSSIP, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Documents Security Systems, Inc. (“DSS”) merged with and into LTG, pursuant to the terms and conditions of the previously announced Agreement and Plan of Merger, dated as of October 1, 2012 (as amended, the “Merger Agreement”), by and among DSS, LTG, Merger Sub and Hudson Bay Master Fund Ltd. (“Hudson Bay”), as representative of LTG’s stockholders (the “Merger”). Effective on July 1, 2013, as a result of the Merger, LTG became a wholly-owned subsidiary of DSS. In connection with the Merger, DSS issued on the Closing Date, its securities to LTG’s stockholders in exchange for the capital stock owned by LTG’s stockholders. (See Note 1)

As a result of the consummation of the Merger, as of the Closing Date, the former stockholders of LTG own approximately 51% of the outstanding common stock of the combined company and the stockholders of DSS own approximately 49% of the outstanding common stock of the combined company.

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